UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2022

Marinus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, Radnor, PA
5 Radnor Corporate Center, Suite 500 100 Matsonford Rd, Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 801-4670

__________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 24, 2022, the Board of Directors of Marinus Pharmaceuticals, Inc. (the “Company”) approved a retention program pursuant to which all of the Company’s executive and non-executive employees were granted restricted stock units (the “RSUs”) to acquire up to an aggregate of 258,938 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Company’s 2014 Equity Incentive Plan, as amended (the “Retention Program”). Each RSU represents the right to receive one share of Common Stock. The RSUs granted pursuant to the Retention Program vest in two equal installments, with the first installment vesting on August 4, 2023, and the second installment vesting on August 4, 2024, subject to the applicable RSU holder’s continued service with the Company. The RSU awards are designed to drive employee retention through completion of key clinical and regulatory milestones associated with the Company’s ongoing programs in refractory status epilepticus and tuberous sclerosis complex and during critical commercial and manufacturing scale-up activities. Pursuant to the Retention Program: (i) Scott Braunstein, M.D., President and Chief Executive Officer, was granted an RSU to acquire 19,305 shares of Common Stock; (ii) Joseph Hulihan, M.D., Chief Medical Officer, was granted an RSU to acquire 7,718 shares of Common Stock; and (iii) Steven Pfanstiel, Chief Financial Officer and Treasurer, was granted an RSU to acquire 7,448 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

Date: May 26, 2022	/s/ Steven Pfanstiel
Steven Pfanstiel
Chief Financial Officer and Treasurer